EXHIBIT 99.1

The Pinellas County, Florida and Cerritos, California

Unincorporated Divisions of Verizon Media Ventures Inc.

INDEPENDENT AUDITORS’ REPORT

Verizon Media Ventures Inc.

We have audited the accompanying combined balance sheets of the Pinellas County, Florida and Cerritos, California unincorporated divisions (hereinafter referred to as the “Company”) of Verizon Media Ventures Inc. (“VMV”), a wholly owned subsidiary of Verizon Communications Inc. (the “Parent”) as of December 31, 2001 and 2002 and the related combined statements of operations, net parent funding and cash flows for the three years ended December 31, 2002. These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2001 and 2002 and the results of their operations and their cash flows for the three years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

/s/  DELOITTE & TOUCHE LLP

Atlanta, Georgia

September 12, 2003

The Pinellas County, Florida and Cerritos, California

Unincorporated Divisions of Verizon Media Ventures Inc.

COMBINED BALANCE SHEETS

(in thousands)

	December 31,
	2001	2002

ASSETS
Current Assets:
Accounts receivable, net of allowance for doubtful accounts of $274 and $201 as of December 31, 2001 and 2002, respectively	$2,941	$3,287
Current income tax receivable	9,315	6,337
Current portion of deferred taxes	96	70

Total current assets	12,352	9,694

Property, Plant, and Equipment:
System and installation equipment	99,928	105,372
Test and office equipment	563	563
Automobiles and trucks	1,296	1,356
Leasehold improvements	778	778

	102,565	108,069
Less accumulated depreciation and amortization	(56,248)	(64,565)

Property, plant, and equipment, net	46,317	43,504

Other Long-Term Assets:
Deferred income taxes	31,967	21,693

Total assets	$90,636	$74,891

LIABILITIES AND NET PARENT FUNDING
Current Liabilities:
Accounts payable	$991	$939
Accrued liabilities	5,980	4,178
Unearned revenue	1,561	1,600

Total current liabilities	8,532	6,717

Noncurrent Liabilities:
Notes payable	4,999	4,999
Employee benefits	1,501	1,942

Total noncurrent liabilities	6,500	6,941

Total liabilities	15,032	13,658

Commitments and Contingencies (Note 4)
Net Parent Funding	75,604	61,233

Total liabilities and net parent funding	$90,636	$74,891

See notes to combined financial statements.

The Pinellas County, Florida and Cerritos, California

Unincorporated Divisions of Verizon Media Ventures Inc.

COMBINED STATEMENTS OF OPERATIONS

(in thousands)

	Years ended December 31,
	2000	2001	2002

Operating Revenues:
Video	$31,951	$31,801	$30,203
Data	1,652	3,555	4,852

Total operating revenues	33,603	35,356	35,055

Operating Expenses:
Costs and expenses, excluding depreciation (including $14,175, $14,040 and $12,633 of affiliated company expenses)	46,147	43,586	42,235
Depreciation	7,847	8,284	8,590
Asset impairment	145,967	—	—
Allocated parent company expenses	8,881	5,176	6,696

Total operating expenses	208,842	57,046	57,521

Operating Loss	175,239	21,690	22,466

Interest Expense:
Interest expense—affiliate	3,422	3,399	3,311
Interest expense	384	384	384

Total interest expense	3,806	3,783	3,695

Loss Before Income Taxes	(179,045)	(25,473)	(26,161)
Income Tax Benefit	62,666	8,914	9,157

Net Loss	$(116,379)	$(16,559)	$(17,004)

See notes to combined financial statements.

The Pinellas County, Florida and Cerritos, California

Unincorporated Divisions of Verizon Media Ventures Inc.

COMBINED STATEMENTS OF NET PARENT FUNDING

(in thousands)

Balance at January 1, 2000	$197,219
Net loss	(116,379)
Net change due to parent funding allocations and intercompany reimbursements with Parent	13,410

Balance at December 31, 2000	94,250
Net loss	(16,559)
Net change due to parent funding allocations and intercompany reimbursements with Parent
(2,087)

Balance at December 31, 2001	75,604
Net loss	(17,004)
Net change due to parent funding allocations and intercompany reimbursements with Parent
2,633

Balance at December 31, 2002	$61,233

See notes to combined financial statements.

The Pinellas County, Florida and Cerritos, California

Unincorporated Divisions of Verizon Media Ventures Inc.

COMBINED STATEMENTS OF CASH FLOWS

(in thousands)

	Years ended December 31,
	2000	2001	2002

Cash flows from operating activities:
Net loss	$(116,379)	$(16,559)	$(17,004)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	7,847	8,284	8,590
Bad debt expense	64	6	73
Asset impairment	145,967	—	—
Deferred income taxes	(29,358)	23,490	13,278
Changes in operating assets and liabilities:
Accounts receivable	1,813	(386)	(419)
Accounts payable and accrued expenses	(6,041)	(3,433)	(1,374)

Total adjustments	120,292	27,961	20,148

Net cash provided by (used in) operating activities	3,913	11,402	3,144

Cash flows from investing activities:
Capital expenditures	(17,323)	(9,315)	(5,777)

Net cash used in investing activities	(17,323)	(9,315)	(5,777)

Cash flows from financing activities:
Change in net parent funding	13,410	(2,087)	2,633

Net cash provided (used in) by financing activities	13,410	(2,087)	2,633

Net (decrease) increase in cash and cash equivalents	—	—	—
Cash and cash equivalents—at beginning of year	—	—	—

Cash and cash equivalents—at end of year	$—	$—	$—

Supplemental disclosures of cash flow information:
Cash paid during the year for interest	$384	$384	$384

See notes to combined financial statements.

The Pinellas County, Florida and Cerritos, California

Unincorporated Divisions of Verizon Media Ventures Inc.

NOTES TO COMBINED FINANCIAL STATEMENTS

For the three years ended December 31, 2002

(in thousands, except per share amounts)

1.    Organization and Nature of Business

Organization

The Pinellas County, Florida and Cerritos, California unincorporated divisions (the ”Company”) of Verizon Media Ventures Inc. (“VMV”), a wholly owned subsidiary of Verizon Communications Inc. (the “Parent”).

On July 15, 2003, VMV entered into an agreement to sell certain assets used in the Pinellas and Cerritos operations to Knology New Media, Inc. (“Knology New Media”), a wholly owned subsidiary of Knology, Inc. (“Knology”).

Nature of Business

The Company is a cable operator currently providing cable services to residential subscribers within the city of Cerritos in Los Angeles County, California. As a competitive overbuild cable operator in Pinellas County, Florida, the Company currently provides video and high speed Internet access to residential customers. The Company was the second cable operator in the Pinellas market with a fully upgraded hybrid fiber coax network, and in Cerritos, it has been the sole cable operator with a coax network.

Verizon strategically decided to exit the video business late in 1999 and VMV began divestiture efforts in June of 2000. Since the divestiture process, the Company has focused on minimizing cash outflows. There can be no assurance that the Company will be able to achieve profitability and/or positive cash flow. The Company has been funded to date by GTE Corporation, a wholly owned subsidiary of the Parent.

2.    Summary of Significant Accounting Policies

Basis of Presentation

The financial statements of the Company have been derived from the consolidated financial statements of VMV and have been prepared to present the financial position, results of operations, and cash flows of the Company on a stand-alone combined basis. Accordingly, the accompanying financial statements include certain administrative costs and expenses, which have been allocated to the Company by VMV and the Parent. These costs have been allocated on a pro rata basis based primarily on employee headcount, revenues, operating expenses, and capital expenditures, and represent management’s best estimates of what such expenses would have been had the Company been operated as a separate entity. In the opinion of management, the accompanying interim financial statements contain all material adjustments necessary to present fairly the financial position, results of operations and cash flows for the interim periods presented.

Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Pinellas County, Florida and Cerritos, California

Unincorporated Divisions of Verizon Media Ventures Inc.

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

Property, Plant, and Equipment

Property, plant, and equipment are stated at cost. Depreciation expense is principally on a straight-line basis over the estimated asset life. Depreciation commences when the asset is installed or placed in service. Maintenance, repairs, and renewals are charged to expense as incurred. When network equipment is replaced or retired, we deduct the carrying amount of such plant from the respective accounts and charge it to accumulated depreciation. The cost and accumulated depreciation of property and equipment disposed under the straight-line method (other assets) are removed from the related accounts and any gain or loss is included in or deducted from income. Depreciation is provided over the estimated useful lives as follows:

Years

System and installation equipment	5-20
Test and office equipment	3-7
Automobiles and trucks	5
Leasehold improvements	5

Long-Lived Assets

Prior to 2002, the Company followed the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 121, Accounting for Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of, and reviewed its recorded long-lived assets for impairment whenever events or changes in circumstances indicated that the carrying amount of an asset may not be recoverable.

In the year ended December 31, 2000, the Parent determined that they would divest of all cable assets and as a result classified these assets as held for sale. As such, the Company valued its property and equipment using a market value approach in accordance with SFAS No. 121. The Company concluded that the carrying value of the assets was in excess of the fair value and the assets had been impaired. Accordingly, the Company recorded an asset impairment in the amount of $145,967. The impairment related to the system and installation equipment.

On January 1, 2002, the Company adopted SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. Under SFAS No. 144, the Company reviews long-lived assets for impairment when circumstances indicate the carrying amount of an asset may not be recoverable based on the undiscounted future cash flows of the asset. If the carrying amount of the asset is determined to not be recoverable, a write-down to fair value is recorded.

The Pinellas County, Florida and Cerritos, California

Unincorporated Divisions of Verizon Media Ventures Inc.

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

Accrued Liabilities

Accrued liabilities at December 31, 2001 and 2002 consist of the following:

	2001	2002

Accrued property taxes	$1,123	$—
Accrued compensation	657	822
Accrued programming	4,200	3,356

Total	$5,980	$4,178

Revenue Recognition

The Company generates recurring revenues for broadband offerings of video and data services. The revenues generated from these services primarily consist of a fixed monthly fee for access to cable programming, and enhanced services and access to the Internet. Additional fees are charged for services including pay-per-view movies, events such as boxing matches and concerts, cable modem rental, advertising sales and other revenue sharing arrangements. Revenues are recognized as services are provided and advance billings or cash payments received in advance of services performed are recorded as deferred revenue. The Company recognizes installation revenue when the customer is initially billed for the connection of services as the installation direct costs exceed installation revenue on a per customer basis.

Advertising Costs

The Company expenses all advertising costs as incurred. Approximately $1,473, $1,142, and $755 of advertising expense are recorded in the Company’s combined statements of operations for the years ended December 31, 2000, 2001, and 2002 respectively.

Sources of Supplies

The Company purchases customer premises equipment and plant materials from outside vendors. Although numerous suppliers market and sell customer premises equipment and plant materials, the Company currently purchases each customer premises component from a single vendor and has several suppliers for plant materials. If the suppliers are unable to meet the Company’s needs, then delays and increased costs could result, which could adversely affect operating results.

Credit Risk

The Company’s accounts receivable potentially subject the Company to credit risk, as collateral is generally not required. The Company’s risk of loss is limited due to advance billings to customers for services and the ability to terminate access on delinquent accounts. The potential for material credit loss is mitigated by the large number of customers with relatively small receivable balances. The carrying amount of the Company’s receivables approximates fair values.

Income Taxes

The Company utilizes the liability method of accounting for income taxes, as set forth in SFAS No. 109, Accounting for Income Taxes. Under the liability method, deferred taxes are determined based on the difference between the financial and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

The Company is not a separate taxable entity and the consolidated income tax returns of the Parent include the Company. For purposes of these financial statements, income tax benefits allocated to the

The Pinellas County, Florida and Cerritos, California

Unincorporated Divisions of Verizon Media Ventures Inc.

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

Company have been based on the utilization of losses generated by the Company. Under a tax sharing arrangement, the combined Company recorded an income tax benefit of $62,666, $8,914 and $9,157 in the year ended December 31, 2000, 2001 and 2002, respectively, for the utilization of net operating losses included in the consolidated tax return of the Parent, excluding state tax benefits.

Comprehensive Loss

The Company follows SFAS No. 130, Reporting Comprehensive Income. This statement establishes standards for reporting and display of comprehensive loss and its components in a full set of general purpose financial statements. The Company’s only component of comprehensive loss is the net loss.

New Accounting Pronouncements

In June 2001, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 addresses accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This statement is effective for fiscal years beginning after June 15, 2002. SFAS No. 143 had no impact on the Company’s financial position, results of operations or cash flows.

In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Correction, which provides for the rescission of several previously issued accounting standards, new accounting guidance for the accounting of certain lease modifications and various technical corrections that are not substantive in nature to existing pronouncements. SFAS No. 145 had no material impact on the Company’s financial position, results of operations or cash flows.

In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, which requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. SFAS No. 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The adoption of SFAS No. 146 will not have a material impact on the Company’s financial position, results of operations or cash flows.

In November 2002, FASB Interpretation No. (“FIN”) 45, Guarantor’s Accounting and Disclosure Requirements for Guarantors, Including Indirect Guarantees of Indebtedness of Others, was issued. FIN 45 requires that upon issuance of a guarantee, the guarantor must recognize a liability for the fair value of the obligation it assumes under the guarantee. Guarantors will also be required to meet expanded disclosure obligations. The initial recognition and measurement provision of FIN 45 are effective for guarantees issued after December 31, 2002. The disclosure requirements are effective for annual and interim financial statements that end after December 15, 2002 and had no impact on the Company’s financial position, results of operations or cash flows.

In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure. This statement amends SFAS No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. This statement permits two additional transition methods (modified prospective and retroactive restatement) for entities that adopt the preferable method of accounting for stock-based employee compensation.

The Pinellas County, Florida and Cerritos, California

Unincorporated Divisions of Verizon Media Ventures Inc.

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

Effective January 1, 2003, the Parent adopted the fair value recognition provisions of SFAS No. 123, using the prospective method, for all new awards granted to employees after January 1, 2003. Under the prospective method, employee compensation expense in the first year will be recognized for new awards granted, modified, or settled. However, in subsequent years, the vesting of awards issued on or after January 1, 2003 may cause an increase in employee compensation expense.

In January 2003, the FASB issued FIN 46, Consolidation of Variable Interest Entities—an Interpretation of Accounting Research Bulletin No. 51, which addresses consolidation by business enterprises where equity investors do not bear the residual economic risks and rewards. The underlying principle behind FIN 46 is that if a business enterprise has the majority financial interest in an entity, which is defined in the guidance as a variable interest entity, the assets, liabilities, and results of the activities of the variable interest entity should be included in consolidated financial statements with those of the business enterprise. The adoption of FIN 46 will have no impact on the Company’s financial position, results of operations or cash flows.

3.    Long-Term Debt

The Company has a note payable to a third party, bearing interest at 7.75%. Interest is payable monthly and any unpaid interest and principal is due December 19, 2005. The Company had $4,999 outstanding under the note payable during the years ended December 31, 2001 and 2002.

4.    Commitments and Contingencies

In the normal course of business, the Company is subjected to various litigation; however, in management’s opinion, there are no legal proceedings pending against the Company, for which the likelihood is more than remote that there will be an unfavorable outcome or having a material adverse effect on the financial position, results of operations, or liquidity of the Company.

The Company leases certain facilities and equipment for use in operations under facilities operating leases and pole and conduit lease agreements. There were no capital lease obligations in 2000, 2001, and 2002.

Total facilities rent expense amounted to $955 in 2000, $894 in 2001, and $1,082 in 2002. Of these amounts, $393 in 2000, $364 in 2001, and $445 in 2002 were lease payments to affiliated companies for building space.

The pole and conduit expense amounted to $1,003 in 2000, $1,006 in 2001 and $1,031 in 2002. Of these amounts $617 in 2000, $582 in 2001, and $530 in 2002 were paid to affiliated companies. These agreements are cancelable with a 90-day notification.

The Pinellas County, Florida and Cerritos, California

Unincorporated Divisions of Verizon Media Ventures Inc.

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

This table displays the aggregate minimum rental commitments under noncancelable operating leases for the period presented as of December 31, 2002:

Facilities Lease
2003	$530
2004	455
2005	385
2006	344
2007	344
Thereafter	58

Total minimum lease payments	$2,116

5.    Income Taxes

The benefit (provision) for income taxes from continuing operations consisted of the following for the years ended December 31, 2000, 2001 and 2002:

	2000	2001	2002

Current	$21,837	$9,315	$6,337
Deferred	40,829	(401)	2,820

Income tax benefit	$62,666	$8,914	$9,157

The Company’s statutory federal income tax rate and the effective income tax rate is 35% for the years ended December 31, 2000, 2001 and 2002.

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The significant components of deferred tax assets as of December 31, 2001 and 2002 are as follows:

	2001	2002

Deferred tax assets:
Property and equipment	$31,442	$21,013
Pension and other pension benefits	525	680
Allowance for doubtful accounts	96	70

Total deferred tax assets	$32,063	$21,763

6.	Related Party Transactions

The Company has contractual arrangements with certain affiliates of the Parent including Verizon Operating Telephone Companies, Verizon Services Corp., Verizon Media Ventures, Verizon Logistics, Verizon Wireless Inc., Verizon Internet Services Inc., Verizon Information Services Inc., Verizon Data Services Inc., GTE Corporation and other affiliates.

The Pinellas County, Florida and Cerritos, California

Unincorporated Divisions of Verizon Media Ventures Inc.

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

Transactions with affiliates are summarized as follows:

	Years ended December 31,

	2000	2001	2002

Operating expenses:
Verizon Operating Telephone Companies	$12,912	$12,974	$11,713
Verizon Logistics	995	362	92
Verizon Internet Services	196	631	756
Verizon Information Services	52	13	11
Verizon Data Services	—	35	37
Verizon Wireless	20	25	24

Total affiliate costs and expenses	$14,175	$14,040	$12,633

Verizon Services Corp.	$5,356	$2,324	$3,640
Verizon Media Ventures	3,525	2,852	3,056

Total allocated parent company expenses	$8,881	$5,176	$6,696

Interest expense:
Interest expense to GTE Corporation	$3,422	$3,399	$3,311

Verizon Operating Telephone Companies:  customer installation and repair services, call center support, pole and conduit rental, facilities rents, wholesale video and optical networking transport changes.

Verizon Logistics:  materials management services including customer premise equipment repair services.

Verizon Internet Services, Inc.:  e-mail services to the Company’s end-customers.

Verizon Information Services, Inc.:  advertising place in Verizon telephone directories.

Verizon Data Services, Inc.:  maintenance of the Company’s data servers.

Verizon Wireless:  employees’ cellular service for internal business use.

Verizon Services Corp.:  support, which includes functions such as executive, legal, treasury, accounting, other finance, human resources, advertising, and corporate communications.

Verizon Media Ventures:  centralized operations support to the Pinellas and Cerritos properties. This includes programming, customer service, sales support, and back office billing systems support.

GTE Corporation:    The Net Parent Funding account in the accompanying combined balance sheets represents funds advance to the Company by GTE Corporation, a wholly owned subsidiary of the Parent. Affiliate interest expense is based on applying average interest rates of 6.6%, 5.3% and 4.8% for the years ended December 31, 2000, 2001 and 2002, respectively, to the accumulated debt portion of Net Parent Funding balance.

The Pinellas County, Florida and Cerritos, California

Unincorporated Divisions of Verizon Media Ventures Inc.

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

7.    Stock Incentive Plans

The Company participates in compensation plans sponsored by the Parent with awards of Parent common stock. The Parent applies APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for the plans and has adopted the disclosure-only provisions of SFAS No. 123. If the Parent had elected to recognize compensation expense based on the fair value at the grant dates for 2000 and subsequent awards consistent with the provisions of SFAS No. 123, Company net loss would have been changed to the pro forma amounts indicated below:

	Years ended December 31,
	2000	2001	2002

Net loss, as reported	$(116,379)	$(16,559)	$(17,004)
Add: Stock option-related employee compensation expense included in reported net loss, net of related tax effects	—	—	—
Deduct: Total stock option-related employee compensation expense determined under fair value based method for all awards, net of related tax effects	(60)	(135)	(145)

Pro forma net loss	$(116,439)	$(16,694)	$(17,149)

We determined the pro forma amounts using the Black-Scholes option-pricing model based on the following weighted-average assumptions:

	2000	2001	2002

Dividend yield	3.3%	2.7%	3.2%
Expected volatility	27.5%	29.1%	28.5%
Risk-free interest rate	6.2%	4.8%	4.6%
Expected lives (in years)	6	6	6

The weighted-average value of options granted during 2000, 2001, and 2002 was $13.09, $15.24, and $12.11 respectively.

The structure of the Parent’s stock incentive plans does not provide for the separate determination of certain disclosures for the Company.

8.    Employee Benefits

The Company participates in the Parent’s benefit plans. The Parent maintains noncontributory defined benefit pension plans for substantially all of the Company’s employees. The postretirement healthcare and life insurance plans for retirees and their dependents are both contributory and noncontributory and include a limit on the Company’s share of cost for recent and future retirees.

The structure of the Parent’s benefit plans does not provide for the separate determination of certain disclosures for the Company.

Pension and Other Postretirement Benefits

Pension and other postretirement benefits for the majority of the Company’s employees are subject to collective bargaining agreements. Approximately 82% of the Company’s employees are covered by

The Pinellas County, Florida and Cerritos, California

Unincorporated Divisions of Verizon Media Ventures Inc.

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

collective bargaining agreements. Modifications in benefits have been bargained from time to time, and the Parent may also periodically amend the benefits in the management plans.

Benefit Cost

	Years ended December 31,
	Pension			Healthcare and Life
	2000	2001	2002	2000	2001	2002

Net periodic benefit cost	$144	$121	$88	$54	$53	$42

Termination benefits	—	—	91	—	—	15
Settlement loss (gain)	(158)	33	144	—	—	—

Subtotal	(158)	33	235	—	—	15

Total (income) cost	$(14)	$154	$323	$54	$53	$57

As part of the Parent’s workforce reduction plan, the Company continued to reduce its headcount as allowed under various management and associate employee benefit plans. As a result, the Company recorded $106 in 2002 in connection with various pension and retirement benefit enhancements. In addition, the Company recorded a pension settlement loss/(gain) of $144 in 2002, $33 in 2001 and $(158) in 2000 as lump-sum pension distributions surpassed the settlement threshold equal to the sum of service cost and interest cost. The special termination benefits and settlements of pension obligations are recorded in accordance with SFAS No. 88, Employers’ Accounting for Settlements and Curtailments of Defined Pension Plans and for Termination Benefits and SFAS No. 106, Employers’ Accounting for Postretirement Benefits Other than Pensions.

Amounts recognized on the balance sheets consist of:

	December 31,
	Pension		Healthcare and Life
	2001	2002	2001	2002

Employee benefit obligations	$567	$1,082	$185	$190

The changes in the employee benefit obligations from year to year were caused by a number of factors, including changes in actuarial assumptions, special termination benefits and settlements.

The Pinellas County, Florida and Cerritos, California

Unincorporated Divisions of Verizon Media Ventures Inc.

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

Assumptions

The actuarial assumptions used are based on market interest rates, past experience, and management’s best estimate of future economic conditions. Changes in these assumptions may impact future benefit costs and obligations. The weighted-average assumptions used in determining expense and benefit obligations are as follows:

	Pension			Healthcare and Life
	2000	2001	2002	2000	2001	2002

Discount rate at end of year	7.75%	7.25%	6.75%	7.75%	7.25%	6.75%
Long-term rate of return on plan assets for the year	9.25	9.25	9.25	8.00	8.00	8.00
Rate of future increases in compensation at end of year	5.00	5.00	5.00	—	—	—
Medical cost trend rate at end of year	—	—	—	5.00	10.00	11.00
Ultimate (year 2007)	—	—	—	5.00	5.00	5.00

Savings Plans and Employee Stock Ownership Plans

Substantially all of the Company’s employees are eligible to participate in savings plans maintained by the Parent. The Parent maintains a leveraged employee stock ownership plan (ESOP) for its management employees of the former GTE Companies. Under this plan, a certain percentage of eligible employee contributions are matched with shares of the Parent’s common stock. The Parent recognizes leveraged ESOP cost based on the modified shares allocated method for this leveraged ESOP which purchased securities before December 15, 1989. The Company recognizes savings plan cost based on its matching obligation attributed to its participating management employees. In addition to the ESOP, the Parent also maintains a savings plan for non-management employees. The Company recorded total savings plan costs of $76 in 2000, $53 in 2001 and $62 in 2002.

9.    Subsequent Events

On July 15, 2003, VMV entered into an Asset Purchase Agreement with Knology New Media pursuant to which Knology New Media will acquire certain assets of the Company for a purchase price of approximately $15 million, subject to certain purchase adjustments.

The Pinellas County, Florida and Cerritos, California

Unincorporated Divisions of Verizon Media Ventures Inc.

COMBINED BALANCE SHEETS

(unaudited)

(in thousands)

	December 31, 2002	September 30, 2003
ASSETS
Current Assets:
Accounts receivable, net of allowance for doubtful accounts of $201 and $369 as of December 31, 2002 and September 30, 2003, respectively	$3,287	$2,409
Current income tax receivable	6,337	5,513
Current portion of deferred taxes	70	129

Total current assets	9,694	8,051

Property, Plant, and Equipment:
System and installation equipment	105,372	77,569
Test and office equipment	563	563
Automobiles and trucks	1,356	1,343
Leasehold improvements	778	778

	108,069	80,253
Less accumulated depreciation and amortization	(64,565)	(65,647)

Property, plant, and equipment, net	43,504	14,606

Other Long-Term Assets:
Deferred income taxes	21,693	32,293

Total assets	$74,891	$54,950

LIABILITIES AND NET PARENT FUNDING
Current Liabilities:
Accounts payable	$939	$1,379
Accrued liabilities	4,178	5,114
Unearned revenue	1,600	1,490

Total current liabilities	6,717	7,983

Noncurrent Liabilities:
Notes payable	4,999	4,999
Employee benefits	1,942	3,116

Total noncurrent liabilities	6,941	8,115

Total liabilities	13,658	16,098

Commitments and Contingencies (Note 3)
Net Parent Funding	61,233	38,852

Total liabilities and net parent funding	$74,891	$54,950

The Pinellas County, Florida and Cerritos, California

Unincorporated Divisions of Verizon Media Ventures Inc.

COMBINED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands)

	Nine months ended September 30,
	2002	2003
Operating Revenues	$26,390	$24,899

Operating Expenses:
Costs and expenses, excluding depreciation (including $9,411 and $3,442 of affiliated company expenses)	32,605	28,874
Depreciation	6,398	5,254
Asset impairment	—	27,135
Allocated parent company expenses	5,278	5,238

Total operating expenses	44,281	66,501

Operating Loss	17,891	41,602

Interest Expense:
Interest expense—affiliate	2,321	2,510
Interest expense	288	288

Total interest expense	2,609	2,798

Loss Before Income Taxes	(20,500)	(44,400)
Income Tax Benefit	7,175	15,540

Net Loss	$(13,325)	$(28,860)

See notes to combined financial statements.

The Pinellas County, Florida and Cerritos, California

Unincorporated Divisions of Verizon Media Ventures Inc.

COMBINED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	Nine months ended September 30,
	2002	2003
Cash flows from operating activities:
Net loss	$(13,325)	$(28,860)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	6,398	5,254
Bad debt expense	8	167
Asset impairment	—	27,135
Deferred income taxes	12,164	(9,835)
Changes in operating assets and liabilities:
Accounts receivable	(1,302)	711
Accounts payable and accrued expenses	888	2,440

Total adjustments	18,156	25,872

Net cash provided by (used in) operating activities	4,831	(2,988)

Cash flows from investing activities:
Capital expenditures	(4,101)	(3,495)

Net cash used in investing activities	(4,101)	(3,495)

Cash flows from financing activities:
Change in net parent funding	(730)	6,483

Net cash (used in) provided by financing activities	(730)	6,483

Net change in cash and cash equivalents	—	—
Cash and cash equivalents—at beginning of year	—	—

Cash and cash equivalents—at end of year	$—	$—

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$288	$288

See notes to combined financial statements.

The Pinellas County, Florida and Cerritos, California

Unincorporated Divisions of Verizon Media Ventures Inc.

NOTES TO COMBINED FINANCIAL STATEMENTS

September 30, 2003

(unaudited)

(in thousands)

1.    Organization and Nature of Business

Organization

The Pinellas County, Florida and Cerritos, California unincorporated divisions (the “Company”) of Verizon Media Ventures Inc. (“VMV”), a wholly owned subsidiary of Verizon Communications Inc. (the “Parent”).

On July 15, 2003, VMV entered into an agreement to sell certain assets used in the Pinellas and Cerritos operations to Knology New Media, Inc. (“Knology New Media”), a wholly owned subsidiary of Knology, Inc. (“Knology”).

Nature of Business

The Company is a cable operator currently providing cable services to residential subscribers within the city of Cerritos in Los Angeles County, California. As a competitive overbuild cable operator in Pinellas County, Florida, the Company currently provides video and high speed Internet access to residential customers. The Company was the second cable operator in the Pinellas market with a fully upgraded hybrid fiber coax network, and in Cerritos, it has been the sole cable operator with a coax network.

Verizon strategically decided to exit the video business late in 1999 and VMV began divestiture efforts in June of 2000. Since the divestiture process, the Company has focused on minimizing cash outflows. There can be no assurance that the Company will be able to achieve profitability and/or positive cash flow. The Company has been funded to date by GTE Corporation, a wholly owned subsidiary of the Parent.

2.    Summary of Significant Accounting Policies

Basis of Presentation

The financial statements of the Company have been derived from the consolidated financial statements of VMV and have been prepared to present the financial position, results of operations, and cash flows of the Company on a stand-alone combined basis. Accordingly, the accompanying financial statements include certain administrative costs and expenses, which have been allocated to the Company by VMV and the Parent. These costs have been allocated on a pro rata basis based primarily on employee headcount, revenues, operating expenses, and capital expenditures, and represent management’s best estimates of what such expenses would have been had the Company been operated as a separate entity. In the opinion of management, the accompanying interim financial statements contain all material adjustments necessary to present fairly the financial position, results of operations and cash flows for the interim periods presented.

Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the

The Pinellas County, Florida and Cerritos, California

Unincorporated Divisions of Verizon Media Ventures Inc.

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Long-Lived Assets

During the nine months ended September 30, 2003, the Company determined that the carrying value of its property was in excess of representative fair values based on negotiated transactions. Accordingly, the Company recorded an asset impairment in the amount of $27,135 to writedown the carrying value of the property to the negotiated sale to Knology (Note 4). The impairment related to the writedown of system and installation equipment .

New Accounting Pronouncements

In June 2001, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 addresses accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This statement is effective for fiscal years beginning after June 15, 2002. SFAS No. 143 had no impact on the Company’s financial position, results of operations or cash flows.

In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Correction, which provides for the rescission of several previously issued accounting standards, new accounting guidance for the accounting of certain lease modifications and various technical corrections that are not substantive in nature to existing pronouncements. SFAS No. 145 had no material impact on the Company’s financial position, results of operations or cash flows.

In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, which requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. SFAS No. 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The adoption of SFAS No. 146 will not have a material impact on the Company’s financial position, results of operations or cash flows.

In November 2002, FASB Interpretation No, (“FIN”) 45, Guarantor’s Accounting and Disclosure Requirements for Guarantors, Including Indirect Guarantees of Indebtedness of Others, was issued. FIN 45 requires that upon issuance of a guarantee, the guarantor must recognize a liability for the fair value of the obligation it assumes under the guarantee. Guarantors will also be required to meet expanded disclosure obligations. The initial recognition and measurement provision of FIN 45 are effective for guarantees issued after December 31, 2002. The disclosure requirements are effective for annual and interim financial statements that end after December 15, 2002 and had no impact on the Company’s financial position, results of operations or cash flows.

In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure. This statement amends SFAS No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends

The Pinellas County, Florida and Cerritos, California

Unincorporated Divisions of Verizon Media Ventures Inc.

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. This statement permits two additional transition methods (modified prospective and retroactive restatement) for entities that adopt the preferable method of accounting for stock-based employee compensation.

Effective January 1, 2003, the Parent adopted the fair value recognition of SFAS No. 123, using the prospective method, for all new awards granted to employees after January 1, 2003. Under the prospective method, employee compensation expense in the first year will be recognized for new awards granted, modified, or settled. However, in subsequent years, the vesting of awards issued on or after January 1, 2003 may cause an increase in employee compensation expense.

The following table illustrates the effect on net loss if the fair value method had been applied to all outstanding and unvested awards in the six months ended September 30, 2003 and 2002:

	Nine months ended September 30,
	2002	2003
Net loss, as reported	$(13,325)	$(28,860)
Add: Stock option-related employee compensation expense included in reported net loss, net of related tax effects	—	5
Deduct: Total stock option-related employee compensation expense determined under fair value based method for all awards, net of related tax effects	(109)	(30)

Pro forma net loss	$(13,434)	$(28,885)

In January 2003, the FASB issued FIN 46, Consolidation of Variable Interest Entities—an Interpretation of Accounting Research Bulletin No. 51, which addresses consolidation by business enterprises where equity investors do not bear the residual economic risks and rewards. The underlying principle behind FIN 46 is that if a business enterprise has the majority financial interest in an entity, which is defined in the guidance as a variable interest entity, the assets, liabilities, and results of the activities of the variable interest entity should be included in consolidated financial statements with those of the business enterprise. The adoption of FIN 46 will have no impact on the Company’s financial position, results of operations or cash flows.

3.    Commitments and Contingencies

In the normal course of business, the Company is subjected to various litigation; however, in management’s opinion, there are no legal proceedings pending against the Company, for which the likelihood is more than remote that there will be an unfavorable outcome or having a material adverse effect on the financial position, results of operations, or liquidity of the Company.

4.    Sale of Business

On July 15, 2003, VMV entered into an Asset Purchase Agreement with Knology New Media pursuant to which Knology New Media will acquire certain assets of the Company for a purchase price of approximately $15 million, subject to certain purchase adjustments.